Exhibit 99.1

Velo3D Announces First Quarter 2022 Financial Results
Reiterates FY2022 Revenue Guidance of $89 Million on Q1 Execution, Record Backlog

•Record revenue – 17% sequential increase, >900% YoY
•Increasing demand reflected in record total backlog – up >80% YoY to $55 million
•2022 confidence – Q122 revenue / backlog account for >75% of 2022 revenue guidance
•Manufacturing execution – initiated volume production of Sapphire XC during quarter
•Maintained strong balance sheet – exited Q122 with $186 million in cash

CAMPBELL, Calif., May 10, 2022 - Velo3D, Inc. (NYSE: VLD), a leading additive manufacturing technology company for mission-critical metal parts, today announced financial results for its first fiscal quarter of 2022.

“Strong execution enabled us to post our third straight quarter of revenue growth as a public company, add to our backlog and expand our new customer footprint,” said Benny Buller, CEO of Velo3D. “Demand for our industry leading Sapphire systems remains high as our total backlog exiting the quarter increased more than 80 percent year over year to $55 million and now have more than 75 percent of our 2022 revenue either recognized or booked. When combined with our strong first quarter bookings momentum of 7 systems, we now have significant visibility and increasing confidence in our ability to achieve our 2022 outlook. Additionally, we continued to successfully manage our supply chain to meet our production goals despite the ongoing global challenges. Our European market expansion also remains on plan and we expect to add a significant number of new customers in this growing market by the end of the year. Finally, we reached a key milestone as we started volume production of our Sapphire XC system during the quarter.”

“We are continuing to cement ourselves as a differentiated technology leader in high value manufacturing. Our metal additive manufacturing technology changes the way products in Aerospace, Energy, Power and other industrial segments are designed and produced. It is used to make some of the most critical parts in these products and we are maintaining our focus on driving the vast blue ocean market opportunity we see before us. This success is reflected in our first quarter results as our customers are using our differentiated technology to design and build the high value metal parts they need to succeed-without compromise,” continued Buller.

“Looking forward, given our first quarter execution, continued bookings growth, revenue visibility through our backlog and the successful ramp of our Sapphire XC production, we are increasingly confident in our ability to meet our 2022 revenue guidance of $89 million,” concluded Buller.

($ in Millions, except percentages and per-share data)	1st Quarter 2022	4th Quarter 2021	1st Quarter 2021
GAAP revenue	$12.2	$10.4	$1.2
GAAP gross margin	0%	16%	(33%)
GAAP net loss[1]	($65.3)	($14.4)	($13.5)
GAAP net loss per diluted share	($0.36)	($0.08)	($0.85)

Non-GAAP net loss[2]	($23.1)	($17.5)	($11.7)
Non-GAAP net loss per diluted share[2]	($0.13)	($0.10)	($0.73)
Cash and Investments	$186	$223	$16
Information about Velo3d’s use of non-GAAP information, including a reconciliation to U.S. GAAP, is provided at the end of this release.
1.Reconciliations to U.S. generally accepted accounting principles (GAAP) financial measures are presented below under “Non-GAAP Financial Information”.
2.Non-GAAP net loss and non-GAAP net loss per diluted share exclude stock-based compensation expense, and fair value adjustments for the Company’s warrants and earnout liabilities.

Summary of First Quarter 2022 results
Revenue for the first quarter was $12.2 million, an increase of 17% compared to the fourth quarter of 2021 and more than 900% year over year. The Company shipped 8 systems in the first quarter. The improvement in revenue was driven by an increase in average selling price as well as higher revenue from support services and recurring payment transactions due to the Company’s increasing installed base of systems.

Gross margin for the quarter was 0% and reflects the impact of launch customer pricing for the Company’s Sapphire XC systems shipped during the quarter. This pricing is expected to impact gross margin through the third quarter of 2022 as the Company completes the delivery of its remaining Sapphire XC systems under its launch customer contract. With the completion of its launch customer contract and ongoing material improvements in production efficiencies, the Company remains on plan to achieve a gross margin of 30 percent in the fourth quarter of this year.

Operating expenses for the quarter rose sequentially to $28.2 million, primarily the result of increased sales and marketing costs to fund the Company’s global expansion plans as well as higher research and development investment. Non-GAAP operating expenses, which excluded stock-based compensation expense of $5.0 million, was $23.2 million.

Net loss for the quarter was $65.3 million. Non-GAAP net loss, which excludes loss on fair value of warrants, loss on fair value of contingent earnout liabilities and stock-based compensation, was $23.1 million. Adjusted EBITDA for the quarter, excluding loss on fair value of warrants, loss on fair value of contingent earnout liabilities and stock-based compensation, was a loss of $22.0 million. For more information regarding the Company’s non-GAAP financial measures, see “Non-GAAP Financial Information” below.

The Company ended the quarter with a strong balance sheet with $186 million in cash and investments. As a result, the Company believes it has the liquidity for ongoing technology investments as well as providing the resources needed to fund its growth plans.

Guidance
For fiscal year 2022, given its strong first quarter results and increasing backlog, the Company’s previous guidance remains unchanged.

•Revenue - $89 million
•Total bookings – 47-49
•Total shipments – 47-49
•Sapphire XC shipments – 23-25
•New customer additions – 23-25

The Company will host a conference call for investors this afternoon to discuss its first quarter 2022 performance at 2:00 p.m. Pacific Time. The call will be webcast and can be accessed from the Events page of the Investor Relations section of Velo3D’s website at https://ir.velo3d.com/.

About Velo3D:
Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.
Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The end-to-end solution includes the Flow™ print preparation software, the Sapphire® family of printers and the Assure™ quality control system—all of which are powered by Velo3D’s Intelligent Fusion® manufacturing process. The company delivered its first Sapphire® system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy and Lam Research. Velo3D has been named to Fast Company’s prestigious annual list of the World’s Most

Innovative Companies for 2021. For more information, please visit velo3d.com, or follow the company on LinkedIn or Twitter.

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.
###
Investor Relations:
Velo3D
Bob Okunski, VP Investor Relations
investors@velo3d.com

Media Contact:
Velo3D
Dan Sorensen, Senior Director of PR
dan.sorensen@velo3d.com

Amounts herein pertaining to March 31, 2022 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (the “SEC”). More information on our results of operations for the three months ended March 31, 2022 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC.

Forward-Looking Statements:
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s guidance for full year 2022 (including the Company’s estimates for revenue, total Sapphire bookings, total Sapphire shipments, Sapphire XC shipments and new customer additions), the Company’s expectations regarding its pricing, improved production efficiencies and gross margin during 2022, the Company’s strategic priorities for 2022 (including the Company’s market and customer expansion plans), the Company’s expectations regarding its liquidity and capital requirements, and the Company’s other expectations, hopes, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “FY 2021 10-K”), which was filed by the Company with the SEC on March 28, 2022 and the other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to recognize the anticipated benefits of the merger transaction, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) costs related to the merger transaction; (3) changes in the applicable laws or regulations; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (5) the impact of the global COVID-19 pandemic; and (6) other risks and uncertainties indicated from time to time described in the FY 2021 10-K, including those under

“Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Information

The Company uses non-GAAP financial measures to help it make strategic decisions, establish budgets and operational goals for managing its business, analyze its financial results and evaluate its performance. The Company also believes that the presentation of these non-GAAP financial measures in this release provides an additional tool for investors to use in comparing the Company’s core business and results of operations over multiple periods. However, the non-GAAP financial measures presented in this release may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures presented in this release should not be considered as the sole measure of the Company’s performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with generally accepted accounting principles accepted in the United States (“GAAP”).

The information in the table below sets forth the non-GAAP financial measures that the Company uses in this release. Because of the limitations associated with these non-GAAP financial measures, “Non-GAAP Net Loss”, “EBITDA”, “Adjusted EBITDA”, and “Adjusted Operating Expenses”, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using Non-GAAP Net Loss, EBITDA, Adjusted EBITDA, and Adjusted Operating Expenses on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate the Company's business.

The following tables reconcile Net loss to Non-GAAP Net Loss, EBITDA, and Adjusted EBITDA and Total Operating Expenses to Adjusted Operating Expenses during the three months ended March 31, 2022 and 2021 and the three months ended December 31, 2021:

Velo3D, Inc.
NON-GAAP Net Loss Reconciliation
(Unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2022	2021	2021
	(In thousands, except share and per share data)
Revenues	$12,218	$10,410	$1,172
Gross profit	15	1,690	(390)
Net loss	$(65,341)	$(14,428)	$(13,548)
Stock-based compensation	4,957	2,617	315
Loss on fair value of warrants	6,014	1,569	1,514
Loss/ (gain) on fair value of contingent earnout liabilities	31,232	(7,261)	—
Non-GAAP Net loss	$(23,138)	$(17,503)	$(11,719)

Non-GAAP Net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.10)	$(0.73)

Weighted-average shares used in computing Non-GAAP net loss per share attributable to common stockholders, basic and diluted	183,498,082	183,177,088	16,019,559

Velo3D, Inc.
NON-GAAP Adjusted EBITDA Reconciliation
(Unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2022	2021	2021
	(In thousands)
Revenues	$12,218	$10,410	$1,172
Net loss	$(65,341)	$(14,428)	$(13,548)
Interest expense	141	1,110	120
Tax expense	—	—	—
Depreciation and amortization	1,019	1,731	365
EBITDA	(64,181)	(11,587)	(13,063)
Stock-based compensation	4,957	2,617	315
Loss on fair value of warrants	6,014	1,569	1,514
Loss/ (gain) on fair value of contingent earnout liabilities	31,232	(7,261)	—
Adjusted EBITDA	$(21,978)	$(14,662)	$(11,234)

Velo3D, Inc.
NON-GAAP Adjusted Operating Expenses Reconciliation
(Unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2022	2021	2021
	(In thousands)
Revenues	$12,218	$10,410	$1,172
Operating expenses
Research and development	12,915	7,921	4,695
Selling and marketing	5,983	4,657	2,023
General and administrative	9,290	8,190	4,786
Total operating expenses	28,188	20,768	11,504
Stock-based compensation	4,957	2,617	315
Adjusted operating expenses	$23,231	$18,151	$11,189

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share data)

	Three months ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Revenue
3D Printer	$10,184	$9,421	$234
Recurring payment	925	358	263
Support services	1,109	631	675
Total Revenue	12,218	10,410	1,172
Cost of revenue
3D Printer	10,479	7,386	583
Recurring payment	718	250	187
Support services	1,006	1,084	792
Total cost of revenue	12,203	8,720	1,562
Gross profit	15	1,690	(390)
Operating expenses
Research and development	12,915	7,921	4,695
Selling and marketing	5,983	4,657	2,023
General and administrative	9,290	8,190	4,786
Total operating expenses	28,188	20,768	11,504
Loss from operations	(28,173)	(19,078)	(11,894)
Interest expense	(141)	(1,110)	(120)
Loss on fair value of warrants	(6,014)	(1,569)	(1,514)
(Loss)/gain on fair value of contingent earnout liabilities	(31,232)	7,261	—
Other income (expense), net	219	68	(20)
Loss before provision for income taxes	(65,341)	(14,428)	(13,548)
Provision for income taxes	—	—	—
Net loss	$(65,341)	$(14,428)	$(13,548)
Net loss per share attributable to common stockholders, basic and diluted	$(0.36)	$(0.08)	$(0.85)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	183,498,082	183,177,088	16,019,559

Net loss	$(65,341)	$(14,428)	$(13,548)
Net unrealized holding loss on available-for-sale investments	(592)	—	—
Other comprehensive loss	$(65,933)	$(14,428)	$(13,548)

Velo3D, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$104,426	$207,602
Short-term investments	81,725	15,483
Accounts receivable, net	10,196	12,778
Inventories	42,820	22,479
Contract assets	1,430	274
Prepaid expenses and other current assets	9,449	9,458
Total current assets	250,046	268,074
Property and equipment, net	12,438	10,046
Equipment on lease, net	9,601	8,366
Other assets	15,389	16,231
Total assets	$287,474	$302,717
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,609	$9,882
Accrued expenses and other current liabilities	12,121	9,414
Debt – current portion	5,116	5,114
Contract liabilities	19,386	22,252
Total current liabilities	56,232	46,662
Long-term debt – less current portion	2,422	2,956
Contingent earnout liabilities	142,719	111,487
Warrant liabilities	27,719	21,705
Other noncurrent liabilities	8,778	9,492
Total liabilities	237,870	192,302
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value - 500,000,000 shares authorized at March 31, 2022 and December 31, 2021, 183,557,946 and 183,232,494 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	345,418	340,294
Accumulated other comprehensive loss	(608)	(14)
Accumulated deficit	(295,208)	(229,867)
Total stockholders’ equity	49,604	110,415
Total liabilities and stockholders’ equity	$287,474	$302,717

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three months ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Cash flows from operating activities
Net loss	$(65,341)	$(14,428)	$(13,548)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,019	894	363
Amortization of deferred loan costs	2	837	—
Stock-based compensation	4,957	2,617	315
Loss on fair value of warrants	6,014	1,569	1,514
Loss/(gain) on fair value of contingent earnout liabilities	31,232	(7,261)	—
Changes in assets and liabilities
Accounts receivable	2,582	(6,220)	(4,814)
Inventories	(16,302)	(4,988)	374
Contract assets	(1,156)	1,236	2,549
Prepaid expenses and other current assets	5,036	(5,861)	324
Other assets	842	(12,092)	20
Accounts payable	(479)	2,128	2,894
Accrued expenses and other liabilities	2,707	3,478	979
Contract liabilities	(2,866)	5,136	6,155
Other noncurrent liabilities	(713)	7,817	233
Net cash used in operating activities	(32,466)	(25,138)	(2,642)
Cash flows from investing activities
Purchase of property and equipment	(1,701)	(8,085)	(120)
Production of equipment for lease to customers	(1,707)	(1,561)	(3,326)
Purchases of available-for-sale investments	(66,942)	(15,491)	—
Net cash used in investing activities	(70,350)	(25,137)	(3,446)
Cash flows from financing activities
Proceeds from Merger, net of transaction costs	—	(19,913)	—
Proceeds from loan issuance	—	—	2,400
Repayment of property and equipment loan	—	(20,286)	(992)
Proceeds from convertible notes	—	—	5,000
Repayment of equipment loans	(534)	(533)	—
Issuance of common stock upon exercise of stock options	167	72	39
Net cash (used in) provided by financing activities	(367)	(40,660)	6,447
Effect of exchange rate changes on cash and cash equivalents	7	(7)	—
Net change in cash and cash equivalents	(103,176)	(90,942)	359
Cash and cash equivalents and restricted cash at beginning of period	208,402	299,344	15,517
Cash and cash equivalents and restricted cash at end of period	$105,226	$208,402	$15,876
Supplemental disclosure of cash flow information
Cash paid for interest	$86	$560	$120
Supplemental disclosure of non-cash information
Issuance of common stock warrants in connection with financing	$—	$—	$68
Unpaid liabilities related to property and equipment	$1,723	$1,271	$—
Transfers between inventories and property and equipment	$150	$—	$—

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets to the total of such amounts shown on the condensed consolidated statements of cash flows:

	March 31,	December 31,	March 31,
	2022	2021	2021
	(In thousands)
Cash and cash equivalents	$104,426	$207,602	$15,876
Restricted cash (Other assets)	800	800	—
Total cash and cash equivalents, and restricted cash	$105,226	$208,402	$15,876